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                                                                    EXHIBIT 10.3

                         PROPERTY ACQUISITION AGREEMENT

     THIS PROPERTY ACQUISITION AGREEMENT (this "Agreement") is entered into as of February [__], 2005 by and between Inland Real Estate Acquisitions, Inc., an Illinois corporation ("Acquisitions"), and Inland American Real Estate Trust, Inc., a Maryland corporation (the "Company"). Acquisitions and the Company are sometimes referred to herein individually as a "Party" and collectively as the "Parties."

     WHEREAS, the Company is in the business, among other things, of acquiring and managing real estate, primarily retail properties and multi-family, office and industrial buildings located in the United States and Canada;

     WHEREAS, Acquisitions is in the business of acquiring and assisting certain third parties in acquiring assets, such as the Real Estate Assets (as defined below);

     WHEREAS, Acquisitions is an indirect wholly-owned subsidiary of The Inland Group, Inc., an Illinois corporation ("The Inland Group");

     WHEREAS, Robert D. Parks is an officer and director of the Company and a stockholder and director of The Inland Group;

     WHEREAS, concurrent herewith, the Company is entering into the Business Management Agreement (as defined below) with an affiliate of Acquisitions; and

     WHEREAS, Acquisitions is willing to grant the Company certain rights to acquire Real Estate Assets identified by Acquisitions.

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and in consideration of the amounts payable to affiliates of Acquisition under the Business Management Agreement, the Parties agree as follows:

     1. INCORPORATION OF RECITALS. By this reference, the recitals set forth above are hereby incorporated into this Agreement as if fully set forth herein.

     2. DEFINITIONS. The following capitalized terms used in this Agreement shall have the following meanings:

          (a) "Business Manager" means Inland American Business Manager & Advisor, Inc., an Illinois corporation.

          (b) "Business Management Agreement" means that certain Business Management Agreement of even date herewith by and between the Company and the Business Manager.

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          (c)  "Community Center" means real estate improved for use as a multi-tenant shopping center with gross leasable retail area exceeding 150,000 square feet but less than 300,000 square feet.

          (d) "Covered Property" means a Community Center, Neighborhood Retail Facility and Single User Property.

          (e)  "Market Area" means the United States and Canada.

          (f) "Neighborhood Retail Facility" means real estate improved for use as a multi-tenant shopping center with gross leasable retail area of not less than 5,000 square feet and not more than 150,000 square feet.

          (g) "Real Estate Asset" means a Covered Property, Subject Property and Real Estate Operating Company.

          (h) "Real Estate Operating Company" means: (i) any entity that has equity securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (ii) any entity that files periodic reports under Sections 13 or 15(d) of the Exchange Act; or
     (iii) any entity that, either itself or through its subsidiaries:

               (i) owns and operates interests in real estate on a going concern basis rather than as a conduit vehicle for investors to participate in the ownership of assets for a limited period of time;

               (ii) has a policy or purpose of reinvesting sale, financing or refinancing proceeds or cash from operations;

               (iii) has its own directors, managers or managing general partners, as applicable; and

               (iv) either: (A) has its own officers and employees that, on a daily basis, actively operate the entity and its subsidiaries and businesses; or (B) has retained the services of an affiliate or sponsor of, or advisor to, the entity to, on a daily basis, actively operate the entity and its subsidiaries and businesses.

          (i) "Single User Property" means real estate improved for use as a single tenant or commercial property.

          (j) "Subject Property" means any commercial real estate located in the Market Area but excluding Covered Properties.

     3. RIGHT OF REFUSAL. For and during the term of this Agreement, and until the occurrence of a Right of First Refusal Termination Event (as defined below) with respect to the subject Real Estate Asset, Acquisitions hereby grants to the
Company: (i) an exclusive right of first refusal to acquire each and every Subject Property or Real Estate Operating Company identified by Acquisitions; and (ii) subject to the exercise of any prior rights vested in third

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parties and previously granted by Acquisitions, a right of first refusal to acquire each and every Covered Property.

     4. During the pendency of a right of first refusal granted under SECTION 3 above, Acquisitions covenants and agrees that it shall not (a) present or offer for sale the subject Real Estate Asset to, (b) forward any information regarding the subject Real Estate Asset to, or (c) pursue the acquisition of the subject Real Estate Asset on behalf or for the benefit of, any other person, entity or client except the Company.

     5.   Upon identifying a Real Estate Asset subject to the provisions of
SECTION 3 above, Acquisitions shall deliver written notice to the Company (in form and substance attached hereto as EXHIBIT A, each an "Acquisition Notice") that Acquisitions has identified, or entered into a letter of intent or acquisition agreement with respect to, the applicable Real Estate Asset. The Company shall have ten (10) business days after the date of its receipt of an Acquisition Notice (the "Notice Period") to inform Acquisitions in writing (a "Company Notice") whether the Company desires to acquire the subject Real Estate Asset. Upon the occurrence of a Right of First Refusal Termination Event with respect to the subject Real Estate Asset, the Company shall be deemed to have waived any and all rights to acquire the subject Real Estate Asset, including any corporate opportunity with respect thereto. If the Company delivers a Company Notice electing to pursue the acquisition, but thereafter the Company determines not to pursue the acquisition, then the Company shall deliver to Acquisitions written notice of termination (each, a "Property Termination Notice"). The Company shall, upon request, provide Acquisitions with evidence setting forth the authority of the designated officers of the Company to cause the Company to send a Company Notice or a Property Termination Notice.

     The Company's election, whether in response to, or at any time after, its receipt of an Acquisition Notice, not to pursue the acquisition of a particular Real Estate Asset shall not affect or impair any of the Company's rights set forth in this Agreement with respect to any other Real Estate Asset.

     For the purposes hereof, the term "Right of First Refusal Termination Event" means the first to occur of: (i) the Company's failure to deliver to Acquisitions a Company Notice with respect to the subject Real Estate Asset prior to the expiration of the Notice Period; (ii) delivery by the Company of a Company Notice with respect to the subject Real Estate Asset; and (iii) failure of the Company to diligently pursue acquisition of the subject Real Estate Asset or delivery by the Company of a Property Termination Notice.

     6. ACQUISITION AGREEMENTS. Acquisitions may, from time to time, enter into a letter of intent or other acquisition agreement with respect to a subject Real Estate Asset in its own name to facilitate, among other things, the offer to, and possible purchase by, the Company of the subject Real Estate Asset. In any such case, if the Company exercises its right of first refusal with respect to, and elects to pursue the acquisition of, the subject Real Estate Asset, and the Company is willing to enter into an agreement to acquire the subject Real Estate Asset, then upon the Company's request Acquisitions shall assign the letter of intent or other acquisition agreement to the Company or its designee.

     7. REIMBURSEMENTS. SECTION 9(b)(ii) of the Business Management Agreement shall be, and hereby is, incorporated into this Agreement by reference with the same force and effect

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as if set forth herein. Notwithstanding the earlier termination, if any, of the
Business Management Agreement, the Company hereby agrees to reimburse Acquisitions in accordance with SECTION 9 of the Business Management Agreement in the manner specified thereunder. The Parties agree that there shall be no duplication of payment for any services rendered with respect to any subject Real Estate Asset under this Agreement and the Business Management Agreement.

     8. NO PARTNERSHIP OR JOINT VENTURE. The Parties to this Agreement are independent contractors. Nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency, franchise or joint venture relationship between the Parties.

     9. TERM. This term of this Agreement shall commence on the date hereof and shall continue until the date that none of the directors affiliated with The Inland Group, Inc., Acquisitions, or the Business Manager or their affiliates are then serving as officers and directors of the Company.

     10. ASSIGNMENTS. This Agreement may not be assigned except with the written consent of each Party hereto, except in the case of assignment by a Party to a corporation, trust or other organization which is a successor to such Party. Any assignment of this Agreement shall bind the assignee hereunder in the same manner as the assignor is bound hereunder.

     11. AMENDMENTS. This Agreement shall not be amended, changed, modified, terminated or discharged in whole or in part except by an instrument in writing signed by each Party hereto or their respective successors or assigns.

     12. SUCCESSORS AND ASSIGNS. This Agreement shall bind any successors or assigns of the Parties hereto as herein provided.

     13. GOVERNING LAW. The provisions of this Agreement shall be governed, construed and interpreted in accordance with the internal laws of the State of Illinois without regard to its conflicts of law principles.

     14. NOTICES. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered: (i) when delivered personally or by commercial messenger; (ii) one business day following deposit with a recognized overnight courier service, provided the deposit occurs prior to the deadline imposed by the overnight courier service for overnight delivery; (iii) when transmitted, if sent by facsimile copy, provided confirmation of receipt is received by sender and is sent by an additional method provided hereunder, in each case above provided the notice of communication is addressed to the intended recipient thereof as set forth below:

IF TO ACQUISITIONS:
Inland Real Estate Acquisitions, Inc.
2901 Butterfield Road
Oak Brook, IL 60523
Attention:   G. Joseph Cosenza
Telephone:   (630) 218-8000
Facsimile:   (630) 218-4955

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IF TO THE COMPANY:                           WITH A COPY TO:
Inland American Real Estate Trust, Inc.      Shefsky & Froelich Ltd.
2901 Butterfield Road                        444 N. Michigan Avenue, Suite 2500
Oak Brook, IL 60523                          Chicago, IL 60611
Attention:   Robert D. Parks                 Attention:   Michael J. Choate
Telephone:   (630) 218-8000                  Telephone:   (312) 836-4066
Facsimile:   (630) 218-4955                  Facsimile:   (312) 527-5921

Any Party may at any time give notice in writing to the other Party of a change of its address for the purpose of this SECTION 14.

     15. HEADINGS. The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

     16. EQUITABLE RELIEF. Each Party hereto recognizes and acknowledges that a breach by the other party of this Agreement will cause irreparable damage to the non-breaching party which cannot be readily remedied in monetary damages in an action at law. In the event of any default or breach by either party, the non-breaching party shall be entitled to seek immediate injunctive relief to prevent such irreparable harm or loss, in addition to any other remedies available at law and in equity.


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     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

INLAND REAL ESTATE ACQUISITIONS, INC.    INLAND AMERICAN REAL ESTATE TRUST, INC.


By:   -------------------------------    By:   ---------------------------------

Name: -------------------------------    Name: ---------------------------------

Its:  -------------------------------    Its:  ---------------------------------

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                                    EXHIBIT A
                           FORM OF ACQUISITION NOTICE

                               ACQUISITION NOTICE

                       [NAME OF SUBJECT REAL ESTATE ASSET]
                               [GENERAL LOCATION]
                                  [CITY, STATE]
                          [DATE OF ACQUISITION NOTICE]

Inland American Real Estate Trust, Inc.
2901 Butterfield Road
Oak Brook, IL 60523
Attention:     Robert D. Parks

     Reference is made to that certain Property Acquisition Agreement, dated as of February [__], 2005 (the "Agreement"), by and between Inland Real Estate Acquisitions, Inc., an Illinois corporation ("Acquisitions"), and Inland American Real Estate Trust, Inc., a Maryland corporation (the "Company"). Capitalized terms used in this Acquisition Notice but not defined herein shall have the meanings ascribed to such terms in the Agreement.

     Pursuant to SECTION 3 of the Agreement, Acquisitions has identified the following Real Estate Asset: [DESCRIBE REAL ESTATE ASSET].

     Attached hereto for your review is our standard, preliminary "deal sheet" for the subject Real Estate Asset.

     This letter constitutes the Acquisition Notice under and pursuant to the Agreement with respect to the subject Real Estate Asset.

     Please direct all correspondence with respect to the subject Real Estate Asset to Acquisitions as follows:

     Inland Real Estate Acquisitions, Inc.
     2901 Butterfield Road
     Oak Brook, IL 60523
     Attention:   G. Joseph Cosenza
     Telephone:   (630) 218-8000
     Facsimile:   (630) 218-4955

                                          Sincerely,

                                          INLAND REAL ESTATE ACQUISITIONS, INC.


                                          By:   --------------------------------

                                          Name: --------------------------------

                                          Its:  --------------------------------